 EXHIBIT 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS: That each person whose signature appears below, as a Director of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”), with its principal offices at 222 N. Pacific Coast Highway, Suite 500, El Segundo, California, does hereby make, constitute and appoint Arjun L. Kampani and Paul R. Lundstrom, or one of them acting alone, his true and lawful attorneys, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to execute and sign a Registration Statement on Form S-8, and all amendments thereto, in connection with the Aerojet Rocketdyne Holdings, Inc. 2019 Equity and Performance Incentive Plan, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.
Dated and effective as of the 9th day of May, 2019.

/s/ Warren G. Lichtenstein ____________________________ Warren G. Lichtenstein Executive Chairman	/s/ Kevin P. Chilton ____________________________ Kevin P. Chilton, Director
/s/ Thomas A. Corcoran ____________________________ Thomas A. Corcoran, Director	/s/ Eileen P. Drake ____________________________ Eileen P. Drake, Director
/s/ James R. Henderson ____________________________ James R. Henderson, Director	/s/ Lance W. Lord ____________________________ Lance W. Lord, Director
/s/ Martin Turchin ____________________________ Martin Turchin, Director